Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of September 22, 2021 by and among Brilliant Earth Group, Inc., a Delaware corporation (the “Corporation”), and each Person identified on the Schedule of Holders attached hereto as of the date hereof (such Persons, collectively, the “Holders”).

RECITALS

WHEREAS, the Corporation is contemplating an offer and sale of its shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock” and such shares, the “Shares”), to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, the Corporation desires to use a portion of the net proceeds from the IPO to purchase Common Units (as defined below) of Brilliant Earth, LLC, a Delaware limited liability company (the “Company”), and the Company desires to issue its Common Units to the Corporation in exchange for such portion of the net proceeds from the IPO;

WHEREAS, immediately prior to the consummation of the issuance of Common Units by the Company to the Corporation, the Holders and certain other Persons that hold equity interests in the Company are the sole members of the Company (the Holders, together with such other Persons, the “Original Equity Owners”);

WHEREAS, prior to the purchase by the Corporation of the Common Units, the Corporation, the Company and the Original Equity Owners will enter into that certain Amended and Restated Limited Liability Company Agreement of the Company (such agreement, as it may be amended, restated, amended and restated, supplemented or otherwise modified form time to time, the “LLC Agreement”);

WHEREAS, in connection with the closing of the IPO, (i) the Corporation will become the sole managing member of the Company, (ii) under the LLC Agreement, the equity interests held by the Original Equity Owners prior to such time will be recapitalized into Common Units (as defined in the LLC Agreement, the “Common Units”) of the Company, (iii) each Person identified on the Schedule of Holders attached hereto as a “Holder” and certain other Original Equity Owners will remain or become non-managing members of the Company, but otherwise continue to hold Common Units in the Company (such persons, collectively, the “Continuing Equity Owners”), and (iv) in consideration of the Corporation acquiring the Common Units and becoming the managing member of the Company and for other good consideration, the Company has provided the Continuing Equity Owners with a redemption right pursuant to which the Continuing Equity Owners can redeem their Common Units for, at the Corporation’s option, shares of Class A Common Stock or cash on the terms set forth in the LLC Agreement; and

WHEREAS, in connection with the IPO and the transactions described above, the Corporation has agreed to grant to the Holders certain rights with respect to the registration of the Registrable Securities (as defined below) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Corporation and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Black Out Period” has the meaning set forth in Section 13.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“Class A Common Stock” has the meaning set forth in the recitals.

“Class B Common Stock” means the Corporation’s Class B common stock, par value $0.0001 per share.

“Class C Common Stock” means the Corporation’s Class C common stock, par value $0.0001 per share.

“Class D Common Stock” means the Corporation’s Class D common stock, par value $0.0001 per share.

“Commission” has the meaning set forth in Section 6(a).

“Common Units” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Continuing Equity Owners” has the meaning set forth in the recitals.

“Corporation” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Holder” has the meaning set forth in the recitals and any Person that is a party to this Agreement from time to time, as set forth on the signature pages hereto.

“Indemnified Parties” has the meaning set forth in Section 9(a).

“Indemnifying Parties” has the meaning set forth in Section 9(a).

“IPO” has the meaning set forth in the recitals.

“LLC Agreement” has the meaning set forth in the recitals.

“majority of the Registrable Securities” means, with respect to any group of Registrable Securities described in this Agreement, the Holders of a majority of such group of Registrable Securities.

“Original Equity Owners” has the meaning set forth in the recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) any Class A Common Stock (A) issued or issuable by the Corporation in a Share Settlement in connection with (x) the redemption by the Company of Common Units owned by any Holder or (y) at the election of the Corporation, in a direct exchange for Common Units owned by any Holder, in each case in accordance with the terms of the LLC Agreement, or (B) issued or to be issued upon the conversion of shares of Class D Common Stock owned by Holders, (ii) any Capital Stock of the Corporation or of any Subsidiary of the Corporation issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iii) any other Shares owned (or which may be acquired upon exercise or conversion of any securities held), directly or indirectly, by Holders. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities upon (1) any sale thereof pursuant to an effective registration statement under the Securities Act, (2) any sale thereof into a public market pursuant to Rule 144 under the Securities Act, or (3) for purposes of any registration pursuant to Section 4 of this Agreement, receipt by the Holder thereof of a written opinion of counsel reasonably acceptable to such Holder that such shares represent less than 1% of the outstanding shares of Common Stock and are freely tradeable without registration pursuant to Rule 144 (or any successor thereto) under the Securities Act. Whenever reference is made in this Agreement to the request or consent of Holders of a certain percentage of the Registrable Securities, the determination of such percentage shall include shares of Common Stock issuable upon conversion or exercise of any securities that are held by Persons who are Holders of Registrable Securities, or who would be Holders of Registrable Securities upon the conversion or exercise of such securities. For the avoidance of doubt, while Common Units, shares of Class B Common Stock, Class C Common Stock and/or shares of Class D Common Stock may constitute Registrable Securities, under no circumstances shall the Corporation be obligated to register Common Units, shares of Class B Common Stock, Class C Common Stock or shares of Class Common D Stock, and only Shares issuable upon redemption, exchange or conversion of Common Units, Class B Common Stock, Class C Common Stock or Class Common D Stock will be registered.

“Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Share Settlement” means “Share Settlement” as defined in the LLC Agreement.

“Shares” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to the Corporation, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Corporation, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Corporation or (y) the Corporation or one of its Subsidiaries is the sole manager or general partner of such Person.

Section 2. Demand Registrations.

(a) At any time 180 days after the date when any of the Class A Common Stock is registered under the Securities Act, if any Holder requests the Company to file a registration statement under the Securities Act for a firm commitment underwritten public offering of not less than 20% of the Registrable Securities (or any lesser percentage if the anticipated aggregate offering price of such offering, net of underwriting discounts and commissions, exceeds $15,000,000), the Company shall (A) within 10 days notify all Holders of such request, and (B) use its commercially reasonable efforts to so register under the Securities Act the Registrable Securities initially requested to be registered and the Registrable Securities of all other Holders who request within 10 days after receiving the Company’s notice that their Registrable Securities be included therein. The Company shall not be obligated to effect more than two such demand registrations requested by the Holders.

(b) If the underwriter managing the offering determines that, because of marketing considerations, not all of the Registrable Securities requested to be registered may be included in the offering, then all Holders who have requested registration in the offering shall have their Registrable Securities reduced pro rata based upon the number of Registrable Securities that they have requested to be so registered.

(c) If the Company includes in any registration required under this Section 2 a number of shares other than Registrable Securities that exceeds the number of Registrable Securities to be included, then such registration shall be deemed to be a registration under Section 3 instead of this Section 2. In all other cases where the Company includes in such registration any shares other than Registrable Securities, such registration shall remain subject to this Section 2, provided that in no event shall other shares be included if such inclusion would (A) prevent Holders from registering all Registrable Securities requested by them, or (B) adversely affect the offering price of the Registrable Securities in such registration.

Section 3. Piggyback Registrations.

(a) Whenever the Company proposes to register any Class A Common Stock for its own or others’ account under the Securities Act, other than a registration relating to employee benefit plans or a registration solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act or a demand registration under Section 2, the Company shall give each Holder prompt written notice of its intent to do so. Upon the written request of any Holder given within 10 days after receipt of such notice, the Company will use its best efforts to cause to be included in such registration all of the Registrable Securities that such Holder requests; provided that the Company shall have the right to postpone, delay or cancel any registration made under this Section 3.

(b) If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 3 that, because of marketing considerations, the number of shares to be sold by Persons other than the Company is greater than the number of such shares that can be offered without adversely affecting the offering, the Company may reduce pro rata the number of shares offered for the accounts of such Persons (based upon the number of shares requested by each such Person to be included in the registration) to a number deemed satisfactory by such managing underwriter. Such pro rata reduction shall be applied first, to shares held by such Persons other than Registrable Securities, which shares will not be included in the registration unless all Registrable Securities requested to be included in the registration have been included, and second, pro rata among the Registrable Securities requested to be included in the registration.

Section 4. Form S-3 Registration Rights. If, at a time when Form S-3 (or any successor form) is available for such registration, the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 (or any successor form) of any of such Holder’s Registrable Securities, the Company will promptly give written notice of the proposed registration to all other Holders and, as soon as practicable, use its commercially reasonable efforts to effect such registration and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request and any written requests of other Holders given within 10 days after receipt of such notice. The Company shall have no obligation to effect a registration under this Section 4 unless the aggregate offering price of the Registrable Securities requested to be sold pursuant to such registration is expected to be equal to or greater than $5,000,000. Any registration under this Section 4 will not be counted as a registration under Section 2 above.

Section 5. Selection of Underwriter. The underwriter of any offering under Section 5(a) shall be selected by agreement of the Holders of a majority of the Registrable Securities initiating such registration, provided that such underwriter shall be reasonably acceptable to the Company. The underwriter of any offering requested under Section 5(b) shall be selected by the Company.

Section 6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall:

(a) as expeditiously as reasonably possible file with the Securities and Exchange Commission (the “Commission”) a registration statement, in form and substance required by the Securities Act, with respect to such Registrable Securities and use its commercially reasonable efforts to cause that registration statement to become effective;

(b) as expeditiously as possible, prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all securities described therein and, in the case of any other offering, until the earlier of (i) the sale of all Registrable Securities covered thereby or (ii) 120 days after the effective date thereof;

(c) as expeditiously as possible, furnish to each Holder that requested that Registrable Securities be included in such registration, such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(d) as expeditiously as possible, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by the registration statement under the securities or Blue Sky laws of such states as the Holders thereof shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Holders thereof to consummate the public sale or other disposition in such states as are reasonably requested by such Holders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) in connection with each registration covering an underwritten public offering, enter (and each participating Holder agrees to enter) into a written agreement with the managing underwriter in such form and containing such provisions (including, if the underwriter so requests, customary contribution provisions on the part of the Company) as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, provided that the Holders shall not be obligated to enter into any such underwriting agreement if the indemnification provisions thereof are materially more burdensome on such Holder than those contained herein or if any standback requirement therein is for a period that materially exceeds the period required by this Agreement;

(f) at the request of any participating Holder, furnish to each underwriter, if any, and the participating Holders, a legal opinion of its counsel and a letter from its independent certified public accountants, each in customary form and substance, at such time or times as such documents are customarily provided in the type of offering involved;

(g) whenever the Company is registering any Class A Common Stock under the Securities Act and a Holder is selling securities under such registration or determines that it may be a controlling person under the Securities Act, keep such Holder advised of the initiation, progress and completion of such registration, allow such Holder and such Holder’s counsel to participate in the preparation of the registration statement and to have access to all relevant corporate records, documents and information, and take all such other action as such Holder may reasonably request;

(h) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the New York Stock Exchange or the Nasdaq Global Market; and

(i) as of the effective date of any registration statement relating thereto, provide a transfer agent and registrar for all such Registrable Securities.

Each Holder of Registrable Securities included in a registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with the registration, qualification or compliance contemplated by this Agreement.

Section 7. Registration Expenses. The Company will pay all expenses incurred in connection with any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, transfer taxes, fees and expenses of counsel for the Company and the reasonable fees and expenses of one counsel selected by the Holders of a majority of the Registrable Securities to be included in such registration to represent them, state securities or Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities.

Section 8. Notification. The Company shall promptly notify each Holder of Registrable Securities covered by any registration statement of any event that results in the prospectus included in such registration statement or such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

Section 9. Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder included in any registration, its officers, directors, managers, members, partners and Affiliates, each underwriter of the Registrable Securities being sold by such Holder, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering, circular, or other document relating to such Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, the Exchange Act, or any other law, rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any registration, qualification or compliance contemplated by this Agreement, and will reimburse each such Holder, each of its officers, directors, managers, members, partners and affiliates, and each such underwriter and controlling person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability: provided, however, that (A) the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) except that no such consent shall be required if the settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party, and (B) the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability (i) arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of such Holder or underwriter and stated to be specifically for use therein, or (ii) results solely from the failure of such Holder to deliver a copy of the registration statement, prospectus, offering circular or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies thereof.

(b) Indemnification by the Holders of Registrable Securities. Each participating Holder shall, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each underwriter of the Registrable Securities, each other participating Holder, its officers, directors, managers, members, partners and affiliates, and each controlling person of any of the foregoing, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact concerning such Holder contained in any prospectus, offering circular or other document relating to the Registrable Securities (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact concerning such Holder required to be stated therein or necessary to make the statements therein concerning such Holder not misleading, and will reimburse the Company and each such director, officer, manager, member, other participating Holder, partner, affiliate or controlling person referred to above for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that no Holder will be liable in any such case except to the extent that any such claim, loss, damage or liability arises out of any untrue statement or omission based upon and in conformity with written information furnished to the Company by or on behalf of such Holder and stated to be specifically for use therein; and provided, further, that no Holder will be liable under this Section for losses, costs, damages or expenses exceeding in the aggregate the net proceeds paid to such Holder in such offering.

(c) Procedures for Indemnification. Each party entitled to indemnification under Sections 9(a) or (b) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party; and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expenses if the Indemnified Party shall believe in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, delayed or conditioned.

(d) Contribution. If the indemnification provided for in Sections 9(a) or (b) is unavailable to any Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to in such Sections, then each Person that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (A) no Holder will be required to contribute any amount in excess of the net proceeds paid to such Holder in respect of all Registrable Securities sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

Section 10. Reports Under Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company agrees to use its commercially reasonable efforts to satisfy the requirements of all such rules and regulations (including the requirements for public information, registration under the Exchange Act and timely reporting to the Commission) at the earliest possible date (but in any event not later than 90 days) after the effective date of the registration statement for its first registered public offering. The Company will furnish to each Holder, whenever requested, a written statement as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of its most recent annual or quarterly report, and such other reports and information filed by the Company as such Holder may reasonably request in connection with the sale of Registrable Securities without registration.

Section 11. Registration Rights of Others. The Company will not, without the prior written consent of the Holders of a majority of the Registrable Securities, grant to any other Person the right to (a) require the Company to initiate the registration of any securities, or (b) require the Company to include in any registration securities owned by such Person, unless under the terms of such arrangement such Person may include securities in such registration only to the extent that the inclusion thereof does not limit the number of Registrable Securities included therein or adversely affect the offering price thereof. The Company represents and warrants that it has not granted any Person other than the parties hereto the right to require the Company to initiate the registration of any securities or include in any registration any securities owned by such Person.

Section 12. Lock-Up Agreement. Each Holder agrees that, in connection with any public offering of Class A Common Stock, and upon the request of the managing underwriter in such offering, such Holder will not offer, transfer, sell, contract to sell, grant any option or right for the purchase of, or otherwise dispose of any of the Company’s or any successor’s or parent’s securities held by such Holder (other than those included in such registration), or engage in any swap or derivative transactions involving any such securities, in each case, without the prior written consent of such underwriter, for such period of time as may be requested by such underwriter (commencing as of the date of such public offering and ending no later than (b) 90 days after the effective date of such registration).

Section 13. Black-Out Periods. Notwithstanding anything in this Section 5 to the contrary, if the Company shall furnish to the Holders initiating a registration pursuant to Section 5(a) or Section 5(c) of this Agreement a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination (after consultation with counsel) (i) that use by the Holders of such proposed registration statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in such registration statement of material, nonpublic information concerning any proposed material transaction involving the Company; (ii) that such premature disclosure would be materially adverse to the Company or such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely; and (iii) that it is therefore essential to defer the filing of such registration statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto, then the right of the Holders to require the Company to file such registration statement for purposes of effecting offers or sales of Registrable Securities pursuant thereto shall be suspended for a period (the “Black Out Period”) of not more than 60 days after delivery by the Company of the certificate referred to above. Notwithstanding the foregoing, (A) if the public announcement of such material transaction is made during a Black Out Period, then the Black Out Period shall terminate without any further action of the parties and the Company shall immediately notify such Holders of such termination, and (B) the Company may not exercise the right to initiate a Black Out Period more than once in any twelve month period.

Section 14. General Provisions.

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Corporation and the Holders of a majority of the Registrable Securities; provided that no such amendment, modification, termination or waiver that would materially and adversely affect a Holder in a manner materially different than any other Holder, shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Corporation and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three business days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Corporation at the address specified below and to any Holder or to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Corporation’s address is:

Brilliant Earth Group, Inc.

300 Grant Avenue, 3rd Floor

San Francisco, CA 94108

Attn: Alex Grab, Esq., General Counsel

With a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10022

Attn: Tad J. Freese, Esq.

Facsimile: (212) 906-1200

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a business day, the time period shall automatically be extended to the immediately following business day.

(h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Corporation and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Corporation and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) No Inconsistent Agreements. The Corporation shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BRILLIANT EARTH GROUP, INC.

By:	/s/ Beth Gerstein
Name:	Beth Gerstein
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

MAINSAIL PARTNERS III, L.P.

By: Mainsail GP III, LLC its General Partner

By:	/s/ Gavin M. Turner
Name:	Gavin M. Turner
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

MAINSAIL CO-INVESTORS III, L.P.

By: Mainsail GP III, LLC its Managing Member

By:	/s/ Gavin M. Turner
Name:	Gavin M. Turner
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

MAINSAIL INCENTIVE PROGRAM, LLC

By: Mainsail Management Company, LLC its General Partner

By:	/s/ Gavin M. Turner
Name:	Gavin M. Turner
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

JUST ROCKS, INC.

By:	Eric Grossberg
Name:	Eric Grossberg
Title:	President

[Signature Page to Registration Rights Agreement]

SCHEDULE OF HOLDERS

Holder
Mainsail Partners III, L.P.
Mainsail Co-Investors III, L.P.
Mainsail Incentive Program, LLC
Just Rocks, Inc.